                                                                    EXHIBIT 10.1


                               CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of the 3rd day of June, 1997, and is by and between PATTERSON ENERGY, INC., a Delaware corporation with offices located in Snyder, Texas (the "Borrower"), PATTERSON DRILLING COMPANY, PATTERSON DRILLING PROGRAMS, INC., PATTERSON PETROLEUM, INC. and PATTERSON TRADING COMPANY, INC. (each a "Guarantor" and collectively, the "Guarantors") and NORWEST BANK TEXAS, NATIONAL ASSOCIATION, a national banking association with offices located in Wichita Falls, Texas (the "Bank").

                                   RECITALS:

         WHEREAS, the Borrower has requested the Bank to extend an advancing, non-revolving credit line in the principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) (the "Credit") for acquisition, capital expenses and working capital purposes; and,

         WHEREAS, the Bank is willing to make the Credit available to the Borrower subject to the provisions of this Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties agree as follows:

         SECTION 1  Definitions

1.1 In addition to those terms defined in the above recitals, as used herein:

         "Agreement" shall mean this Credit Agreement and all amendments and supplements hereto which may from time to time become effective hereafter in accordance with the terms hereof.

         "Banking Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks in Wichita Falls, Texas are required or authorized to be closed.

         "Borrowed Money" shall mean funds obtained by incurring contractual indebtedness and shall not include trade accounts payable or money borrowed from the Bank.

         "Cash Flow" shall mean, for the fiscal year of the Borrower, the aggregate amount of the following items properly shown on its income statement, determined in accordance with generally accepted accounting principles consistently applied: net income after taxes plus (i) amortization, depreciation and depletion expense; less (ii) dividends, extraordinary income and similar types of noncash charges against income which the Bank determines, in its sole discretion, to be appropriate "add-backs."

         "Closing Date" shall mean the effective date of this Agreement.

         "Current Assets" shall mean the aggregate amount of the Borrower's assets properly shown as current assets on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, minus the following: receivables, loans and other amounts due from any shareholder, director, officer, or employee of the Borrower, and receivables, loans and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower.

         "Current Liabilities" shall mean the aggregate amount of the Borrower's liabilities properly shown as current liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

         "Current Maturities of Long-Term Debt" shall mean, that portion of the Borrower's "Long-Term Debt" that matures or that is scheduled to be paid during the next four fiscal quarters of the Borrower. For the purposes of this definition, "Long-Term Debt" shall mean the following: (i) the aggregate amount of the Borrower's liabilities properly shown as non-current liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, as of the last day of the quarter; and (ii) any new liabilities of the Borrower incurred during the quarter that, in accordance with generally accepted accounting principles consistently applied, should be shown as non-current liabilities on its balance sheet at quarter-end.

         "Note" shall mean the promissory note of the Borrower substantially in the form of attached Exhibit A, evidencing borrowings under Section 2.1 hereof.

         "Events of Default" shall mean any and all events of default described in Section 8 hereof.

         "Guarantors" shall mean Patterson Drilling Company, Patterson Drilling Programs, Inc., Patterson Petroleum, Inc. and Patterson Trading Company, Inc..

         "Indebtedness" shall mean, as to the Borrower, or any Subsidiary, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several.

         "Interest Period" shall mean, with respect to the LIBOR Rate, a period of three months, which shall begin on (and include) the date on which such election is effective or continued and, unless the maturity of the Note is accelerated, shall end on (but exclude) the day which is three months thereafter, provided, however, that if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following business day.

         "LIBOR Rate" shall mean, for any Interest Period, an interest rate per annum equal to the three-month LIBOR Rate as published in the "Money Rates" section of the Wall Street Journal on the second business day preceding the first day of an Interest Period.

         "Maturity Date" shall mean January 1, 2000.

         "Net Worth" shall mean the aggregate amount of the Borrower's items properly shown as assets on its balance sheet minus the aggregate amount of the Borrower's items properly shown as liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

         "Permitted Liens" shall mean:


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                 A.       Liens in favor of the Bank;

                 B. Existing liens disclosed to the Bank in writing prior to the date of this Agreement as set forth on Schedule 1 hereto; and

                 C. Liens for taxes not delinquent or which Borrower is contesting in good faith.

         "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

         "Tangible Net Worth" shall mean Net Worth minus the aggregate amount of the Borrower's items properly shown as the following types of assets on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied: (i) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs, and other like assets properly classified as intangible; (ii) leasehold improvements; (iii) receivables, loans and other amounts due from any shareholder, director, officer, or employee of the Borrower, and receivables, loans and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower; and (iv) investments or interests in non- public companies, cooperatives, or partnerships.

1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.6.

         SECTION 2  The Credit Facilities

2.1 The Credit. Subject to the other provisions of this Agreement, the Bank agrees to lend to the Borrower in one or more advances from time to time from the effective date hereof until December 31, 1997 sums not to exceed an aggregate of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00). Each borrowing under this Section 2.1 shall be requested in writing on the form set forth in Exhibit B hereto. Each borrowing under this Section 2.1 will be evidenced by a notation on the Bank's records, which shall be conclusive evidence of such borrowing, and by the Note. Amounts borrowed and repaid under the Credit are non-revolving.

2.2 Interest Rate. Interest on the unpaid principal of the Note shall be calculated at an annual rate equal to two and one-half percent (2.5%) in excess of the LIBOR Rate, which rate shall change at the beginning of each Interest Period. Interest shall be computed on the basis of the actual number of days elapsed in a year of 365/366 days.

2.3 Repayment. Prior to December 31, 1997, interest on the Note shall be payable monthly, commencing June 30, 1997, and continuing on the last day of each succeeding month.





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Commencing January 31, 1998, and continuing on the last day of each succeeding month, principal and interest shall be payable in monthly installments in an amount determined by the Bank as sufficient to fully amortize the outstanding balance based upon an amortization schedule of seven years. A final payment of all remaining outstanding principal plus accrued interest shall be due and payable on the Maturity Date. Amounts received shall be applied first to interest and then to principal.

2.4 Prepayment. The Borrower may at any time prepay the Note in whole or from time to time in part without premium or penalty. Prepayments of principal shall be applied in inverse order of maturity.

2.5 Fees. On the Closing Date the Borrower shall pay to the Bank an origination fee equal to $75,000.00. Such fee shall be fully earned and nonrefundable upon payment.

2.6 Sums Payable. All sums payable to the Bank hereunder shall be paid directly to the Bank in immediately available funds. The Bank shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 15 days of its receipt of any statement which it deems to be incorrect.

2.7 Inability to Determine LIBOR Rate. If for any reason the Bank shall have determined that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, the Bank shall establish, in good faith, an alternative interest rate index which will result in an overall interest rate which approximates as closely as possible the interest rate that would have been determined under Section 2.2.

         SECTION 3  Conditions Precedent

3.1 The Borrower shall deliver the following to the Bank on or before the Closing Date:

                 A.       This Agreement, duly executed by Borrower.

                 B.       The Note, duly executed by Borrower.

                 C.       The Guaranties, duly executed by each Guarantor.

                 D. Certified corporate resolutions or certificates of authority from the Borrower and each of the Guarantors authorizing the execution, delivery and performance of this Agreement, the Note and each other document to be delivered pursuant hereto.

                 E. Copies of the Articles of Incorporation and Bylaws from the Borrower and each of the Guarantors.

                 F. Certificates, as of the most recent date practicable, of the secretary of state of Texas and Delaware, as to the good standing of the Borrower and the Guarantors.





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




                 G. A Legal Opinion of counsel to the Borrower and the Guarantors relating to the authorization, execution and enforceability of this Agreement, the Note, the Guaranties and such other matters as the Bank may reasonably request.

3.2 The Bank shall not be obligated to lend hereunder on the occasion for any borrowing unless:

                 A.       The representations and warranties contained in
         Section 5 hereof are true and accurate on and as of such date;

                 B. No Event of Default, and no event which might become an Event of Default after the lapse of time or the giving of notice and the lapse of time, has occurred and is continuing or will exist upon the disbursement of such loan; and,

                 C. The Borrower shall have delivered to the Bank a certification by an appropriate officer of the Borrower as to the matters set forth in Sections 3.2(A) and 3.2(B) hereof.

         SECTION 4  Security

4.1 Security Interest. The Note shall be an unsecured obligation of the Borrower.

4.2 Guaranties. The Borrower shall cause to be executed and delivered to the Bank a guaranty agreement from each of the Guarantors, whereby each Guarantor shall guaranty all indebtedness of the Borrower to the Bank.

         SECTION 5  Representations and Warranties

         To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

5.1 Corporate Status. The Borrower and each Guarantor is a corporation duly organized, existing and in good standing under the laws of the state of its incorporation.

5.2 Good Standing. The Borrower and each Guarantor is duly qualified to do business and is in good standing in any additional jurisdictions where, on advice of legal counsel, registration was deemed necessary.

5.3 Authority. The execution, delivery and performance of this Agreement and the Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law, or the terms of Borrower's Certificate of Incorporation or By-Laws or of any undertaking to which the Borrower is a party or by which it is bound.

5.4 Consent. No consent, approval or authorization of or declaration or filing with any governmental authority on the part of the Borrower is required in connection with the execution and delivery of this Agreement or the borrowings by the Borrower hereunder or on the part of the Borrower in connection with the consummation of any transaction contemplated hereby.





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5.5      Liens.  The property of the Borrower and each Guarantor is not subject to any lien except Permitted Liens.

5.6 Litigation. No litigation or governmental proceeding is pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any Guarantor which could have a material adverse effect on the Borrower's or Guarantor's financial condition or business.

5.7 Financial Statements. All financial statements delivered to Bank by or on behalf of Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the Borrower from December 31, 1996 to the date hereof.

5.8 Licenses. The Borrower and each Guarantor possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

5.9 ERISA. The Borrower and the Guarantors do not have any unfunded liabilities in any pension plan, as such terms is defined in the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import ("ERISA"), together with the regulations thereunder. As used in this section, "unfunded liabilities" means with regard to any plan, the excess of the current value of the plan's benefits guaranteed under ERISA over the current value of the plan's assets allocable to such benefits. y5.10 Environmental. The Borrower and each Guarantor to the best of its knowledge has obtained all material permits, licenses and other authorizations which are required under federal, state and/or local laws ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Matters"). The Borrower and each Guarantor is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any plan, order, decree, judgment or notice. The Borrower and the Guarantors are not aware of, nor have any such parties received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance or which may give rise to any liability under any Environmental Laws or the common law. The Borrower and the Guarantors have not received any summons, citation, directive, letter or other communication, written or oral, from any agency or department of any state, federal or local government relating to any Environmental Matters or any alleged Environmental Matters. No investigation, administrative order, consent order and agreement, litigation or settlement with respect to any Environmental Matters or any alleged Environmental Matters has been received by the Borrower or to the best of its knowledge is proposed, threatened, anticipated or in existence with respect to the Borrower or the Guarantors.





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




5.11 Validity. This Agreement is, and the Note and Guaranties when issued will be, valid and binding in accordance with their terms.

5.12 Default. Neither the Borrower nor any Guarantor is in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

         SECTION 6  Affirmative Covenants

         The Borrower and each of the Guarantors hereby covenants and agrees that so long as any indebtedness remains outstanding hereunder, unless the Bank shall otherwise consent in writing, it will:

6.1 Corporate Existence. Maintain its corporate existence and comply in all material respects with all laws and regulations applicable thereto.

6.2 Taxes. Pay, when due, all taxes assessed against it or its property except to the extent and so long as contested in good faith.

6.3      Reports.  Furnish to the Bank:

                 A. Within 100 days after the end of each fiscal year of the Borrower a detailed report of audit of the Borrower and the Guarantors on a consolidated basis for such fiscal year including the balance sheet as of the end of such fiscal year and the statements of profit and loss and surplus for the fiscal year then ended, prepared by independent certified public accountants satisfactory to the Bank.

                 B. Within 10 days after filing with the Securities and Exchange Commission, quarterly financial statements, including a balance sheet and income statement, for the Borrower.

                 C. Within 10 days after filing, all other reports and information filed by or on behalf of the Borrower with the Securities and Exchange Commission.

                 D. Promptly upon knowledge thereof, notice to the Bank in writing of the occurrence of any event which has or might, after the lapse of time or the giving of notice and the lapse of time, become an Event of Default.

                 E. Promptly, such other information as the Bank may reasonably request.

6.4 Operations. Operate or cause to be operated its properties in a diligent, careful and efficient manner and in compliance in all material respects with all applicable laws and all applicable rules and regulations of every agency and authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operation of oil and gas properties and the production and sale of oil, gas and other hydrocarbons therefrom. Borrower shall explore, develop, operate and maintain or cause to be explored, developed, operated and maintained, all of the leases, wells, units and acreage constituting its properties in a prudent manner, according to customary practices and standards of the oil and gas industry and as may be reasonably necessary to the prudent, economical operation of such leases, wells, units and acreage.

6.5 Accounts Payable. Pay all of its accounts payable within 120 days, except for payables being disputed in good faith and for which, if requested by the Bank, adequate reserves have been made.

6.6 Maintenance of Property. Maintain its inventory, equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and pay or cause to be paid all rental or mortgage payments due on such real estate.

6.7 Insurance. Cause its properties of an insurable nature to be adequately insured by reputable and solvent insurance companies against loss or damages customarily insured against by persons operating similar properties, and similarly situated, and carry such other insurance as usually carried by persons engaged in the same or similar businesses and similarly situated.

6.8 Environmental. Comply in all material respects with all applicable Environmental Laws.

6.9 Records. Keep true, complete and accurate books, records and accounts in accordance with generally accepted accounting principles consistently applied

6.10 Inspection. Permit any of Bank's duly authorized employees or agents the right, at any reasonable time and from time to time, to visit and inspect the properties of Borrower and to examine and take abstracts from its books and records.

6.11 Cash Flow Coverage. Maintain the Borrower's ratio of Cash Flow to Current Maturities of Long Term Debt plus current capital lease obligations, on a consolidated basis, at not less than 2.0 to 1 on a rolling four fiscal quarters basis.

6.12 Debt to Tangible Net Worth. Maintain the Borrower's ratio of Debt to Tangible Net Worth, on a consolidated basis, at not more than 0.6 to 1.0 at the end of each fiscal quarter.

6.13 Current Ratio. Maintain the Borrower's ratio of Current Assets to Current Liabilities, on a consolidated basis, at not less than 1.75 to 1.0 at the end of each fiscal quarter.

6.14 Net Income. Maintain a positive net income on a rolling four fiscal quarters basis.

6.15 Primary Depository. Maintain the Borrower's and Guarantor's primary operating accounts with the Bank. The Bank hereby waives any right of offset against any accounts of Borrower held at the Bank.

         SECTION 7  Negative Covenants

         Without the Bank's written consent, so long as any indebtedness remains outstanding under the Credit, neither the Borrower nor any Guarantor will:

7.1 Liens. Permit any lien including, without limitation, any pledge, assignment, mortgage, title retaining contract or other type of security interest to exist on its property, real or personal, except Permitted Liens and any leases by Patterson Drilling Company of real or personal property to third parties.

7.2 Merger. Enter into any transaction of merger or consolidation (unless the Borrower or the Guarantor is the surviving entity in such merger or consolidation), or transfer, sell, assign, lease or otherwise dispose of (other than sales in the ordinary course of business) all or a substantial part of its properties or assets, or any of its notes or accounts receivable, or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing.

7.3 Borrowed Money. Create, incur, assume or suffer to exist, contingently or otherwise, indebtedness for Borrowed Money, except indebtedness disclosed to the Bank in writing as existing at the time of execution of this Agreement.

7.4 Guarantee. Become or remain a guarantor or surety, or pledge its credit or become liable in any manner (except by endorsement for deposit in the ordinary course of business) on undertakings of another.

7.5 Dividends. The Borrower shall not pay, or authorize the payment of, any dividends on any stock, debenture or other security in them, respectively, without the prior written consent of the Bank.

7.6 Accounting. Make a material change in its accounting procedures, whether for tax purposes or otherwise.

         SECTION 8  Events of Default

8.1      The following shall constitute Events of Default hereunder:

                 A. Payment. Default in any payment of interest or of principal on the Note when due, and continuance thereof for 10 calendar days;

                 B. Performance. Default in the observance or performance of any other agreement of the Borrower set forth herein or in any other agreement between the Borrower and the Bank and continuance thereof for 30 days following written notice from the Bank;

                 C. Borrowed Money. Default by the Borrower or any Guarantor in the payment of any other indebtedness for Borrowed Money or in the observance or performance of any term, covenant or agreement of the Borrower or any Guarantor in any agreement relating to any indebtedness for Borrowed Money of such party, the effect of which default is to permit the holder of such indebtedness for Borrowed Money to declare the same due prior to the date fixed for its payment under the terms thereof;

                 D. Representations. Any representation or warranty made by the Borrower herein, or in any statement or certificate furnished by the Borrower hereunder, is untrue in any material respect; or

                 E. Litigation. The occurrence of any litigation or governmental proceeding which is pending or threatened against the Borrower or any Guarantor, which could have a material adverse effect on the financial or business condition of the Borrower and the Guarantors, taken as a whole, and which is not remedied within a reasonable period of time (a reasonable period of time not to exceed 30 days) after notice thereof to the Borrower;

                 F. Guarantor Bankruptcy. The occurrence of any event of bankruptcy or insolvency with respect to any Guarantor;

                 G. Bankruptcy. The Borrower becomes insolvent or bankrupt, or makes an appointment for the benefit of creditors or consents to the appointment of a custodian, trustee or receiver for itself or for the greater part of its properties; or a custodian, trustee or receiver is appointed for the Borrower, or for the greater part of its properties without its consent and is not discharged within 60 days; or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Borrower and, if instituted against it, are consented to by it or remain undismissed for 60 days;

Upon the occurrence of any of the above Events of Default, or at any time thereafter, unless such Event of Default is remedied, the Bank or the holder of the Note may, by notice in writing to the Borrower, terminate the Credit or declare the Note to be due and payable, or both, whereupon the Credit shall terminate forthwith or the Note shall immediately become due and payable, or both, as the case may be.

Upon the occurrence of an Event of Default described under 8.1(F) or (G), then the Credit shall automatically terminate and the Note shall automatically become immediately due and payable, without notice.

         SECTION 9  Miscellaneous

9.1 Other Agreements. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other notes, guaranties, pledges or security agreements in accordance with their respective terms.

9.2 Waiver. The Bank shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

9.3 Expenses. The Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and related documents, and the collection or attempted collection of the Note.

9.4 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

A.       If to the Borrower:    Patterson Energy, Inc.
                                4510 Lamesa Highway
                                Snyder, Texas 76550

                                Attention:  Chief Financial Officer

B.       If to the Bank:        Norwest Bank Texas, National Association
                                2301 Kell Boulevard
                                Wichita Falls, Texas 76308

                                Attention:  Business Banking Manager

9.5 Usury Savings Clause. The Bank and the Borrower intend that the extension of credit evidenced hereby shall conform strictly to the usury laws applicable to this transaction. Notwithstanding any provision of this Agreement, the Note, the Guaranty, or any Other Document, if at any time this transaction is construed or administered so as to be usurious under applicable law except for the applicability of this paragraph, Bank and the Borrower agree that the total of all consideration which constitutes interests under applicable law that is contracted for, charged or received under this Agreement, the Note, the Guaranty, or the Other Documents shall under no circumstances exceed the amount permissible under such applicable usury laws, and any excess interest shall be canceled without further action or, if theretofore paid, at the option of the holder of the Note, such excess shall be credited on the unpaid portion of the Note or refunded.

9.6 Indemnification Regarding Environmental Matters. Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all claims, demands, losses, damages, liabilities, causes of action, judgments, penalties, costs and expenses (including attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against or incurred by Bank at any time and from time to time by reason of, in connection with or arising out of (a) the breach of any representation or warranty set forth herein regarding the applicable environmental laws, (b) the failure to perform any obligation herein required to be performed regarding the applicable environmental laws, (c) any violation of any applicable environmental laws in effect on or before the effective date
(d) the removal of hazardous substances or solid wastes from the properties, and/or (e) any act, omission, event or circumstance existing or occurring on or prior to the full and final payment of the Credit. The foregoing indemnification shall apply also, as applicable, to the directors, officers, employees and agents of the Bank, and shall also apply to claims, demands, losses, damages, liabilities, causes of action, judgments, penalties, costs and expenses (including attorney's fees and court costs) which in whole or in part are caused by or arise out of the negligence of each such indemnified party.

         If any claim or demand is asserted against the Bank in respect of which the Bank may be entitled to indemnification under the provisions of this
Section 9.6, the Borrower shall have the right, by notifying the Bank within ten days of its receipt of notice of claim or demand, to assume the entire control (subject to the right of the Bank to participate, at its expense and with counsel of the Bank's choice) of the defense, compromise or settlement of the matter, including at the Borrower's expense, employment of counsel of the Borrower's choice. Written notice of any such claim or demand must be given by the Bank to the Borrower within thirty days after receipt by the Bank of such claim or demand. Selection of counsel by the Borrower shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld. If the Borrower formally gives notice to the Bank that it will assume control of the defense, compromise or settlement of the matter, the Borrower will be deemed to have waived all defenses to the claims for indemnification by the Bank with respect to the matter. If the Borrower has assumed control of the defense, compromise or settlement as provided in this paragraph and a judgment is entered against the Bank, the Bank shall be entitled to indemnification payment from the Borrower at such time as the judgment creditor is entitled to execute on the judgment. The Borrower may prosecute one or more appeals from such judgment only so long as execution on such judgment is stayed. The cost of any bond or proceeding to stay execution shall be borne by the Borrower.

9.7 State Law. The substantive laws of the State of Texas shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

9.8 Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

9.9 Validity. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

9.10 Banking Day. Whenever any installment of the interest on the Notes becomes due and payable on a day which is not a Banking Day, the maturity or due date thereof shall be extended to the next succeeding Banking Day and, in the case of principal of the Notes, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

9.11 FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


NORWEST BANK TEXAS,                        PATTERSON ENERGY, INC.
NATIONAL ASSOCIATION

By:                                        By:
   -----------------------                    ----------------------------
Its:                                       Its:
    ----------------------                     ---------------------------

                                             PATTERSON DRILLING COMPANY
                                                   as Guarantor

                                             By:
                                                ----------------------------
                                             Its:
                                                 ---------------------------

                                             PATTERSON PETROLEUM, INC.
                                                   as Guarantor

                                             By:
                                                ----------------------------
                                             Its:
                                                 ---------------------------

                                             PATTERSON TRADING COMPANY
                                                   as Guarantor

                                             By:
                                                ----------------------------
                                             Its:
                                                 ---------------------------


                                             PATTERSON DRILLING PROGRAMS, INC.
                                                   as Guarantor

                                             By:
                                                ----------------------------
                                             Its:
                                                 ---------------------------

                                   EXHIBIT A

                                PROMISSORY NOTE

$30,000,000.00                                                      June 3, 1997


         For value received, PATTERSON ENERGY, INC. (the "Borrower") promises to pay to the order of NORWEST BANK TEXAS, NATIONAL ASSOCIATION (the "Bank") as set forth below at its office in Wichita Falls, Texas or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of Thirty Million and no/100 Dollars ($30,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder on the due date hereof, as shown by the Bank's liability record, together with interest (calculated on the basis of actual days elapsed in year of 365 or 366 days) on the unpaid balance hereof from the date hereof until this Note is fully paid, at the "LIBOR Rate" plus two and one-half percent (2.5%). The "LIBOR Rate" means for any Interest Period, an interest rate per annum equal to the three-month LIBOR Rate as published in the "Money Rates" section of the Wall Street Journal on the second business day preceding the first day of an Interest Period. "Interest Period" shall mean, with respect to the LIBOR Rate, a period of three months, which shall begin on (and include) the date on which such election is effective or continued and, unless the maturity of the Note is accelerated, shall end on (but exclude) the day which is three months thereafter, provided, however, that if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following business day.

         Prior to December 31, 1997, interest on this Note shall be payable monthly, commencing June 30, 1997, and continuing on the last day of each succeeding month. Commencing January 31, 1998, and continuing on the last day of each succeeding month, principal and interest shall be payable in monthly installments in amounts determined by the Bank as described in the Credit Agreement of even date (the "Credit Agreement") between the Bank and the Borrower. A final payment of all remaining outstanding principal plus accrued interest shall be due and payable on January 1, 2000. Amounts received shall be applied first to interest and then to principal.

         The Borrower may at any time prepay this Note in whole or in part without premium or penalty. The Bank and the Borrower intend that this Note shall conform strictly to applicable usury laws. Notwithstanding any provision of this Note or the Credit Agreement, if at any time this Note is construed or administered so as to be usurious under applicable law except for the applicability of this paragraph, Bank and the Borrower agree that the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the amount permissible under such applicable usury laws, and any excess interest shall be canceled without further action or, if theretofore paid, at the option of the holder of this Note, such excess shall be credited on the unpaid portion of this Note or refunded

         This Note is issued pursuant the Credit Agreement and is subject to the terms and conditions thereof, including the events of default and the remedies available to the Bank under such Credit Agreement, which shall apply to this Note to the same extent as if set forth herein.

         Unless prohibited by law, the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may at any time renew this Note or extend its maturity date for any period and release any security for, or any party to, this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor from liability on this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the Borrower and each endorser and guarantor. This Note shall be governed by the substantive laws of the State of Texas.


                                                   PATTERSON ENERGY, INC.

                                                   By:
                                                      ------------------------
                                                   Its:
                                                       -----------------------

                                  EXHIBIT B

                             PATTERSON ENERGY, INC.

                  ADVANCE / PAYDOWN OF REVOLVING LINE REQUEST

     To Be Sent Via Fax To:  (940) 766-8572  By 3:00 P.M. Two Business Days
                   Prior To The Date Of The Requested Advance


To:      Norwest Bank Texas,                 From:    Patterson Energy, Inc.
         National Association                         4510 Lamesa Highway
         2301 Kell Boulevard                          Snyder, Texas  76550
         Wichita Falls, Texas  76308                  (the "Borrower")
         (the "Bank")

         Pursuant to the terms of the Credit Agreement (the "Agreement") entered into between the Bank and the Borrower and dated as of June 3, 1997, the Borrower makes the following request with respect to the Credit documented in the Agreement:

[ ] REQUEST FOR CREDIT ADVANCE. The Borrower requests that the Bank advance to the Borrower on ___________________, ______ , (which is not less than two Banking days from the date of this Certificate) by direct deposit into its demand deposit account maintained with the Bank, account #_______________, funds in the amount of U.S.$ _______________________________.

The advance will bear interest as provided in the Agreement.

In making this request, the Borrower certifies that this request, plus amounts currently outstanding, are not in excess of the maximum available amount of the Credit.


[ ] REQUEST FOR PAYDOWN OF CREDIT. The Borrower requests that the Bank debit the Borrower's demand deposit account #_______________, on ___________________
in the amount of U.S.$ ________________________, and apply the proceeds to the payment of the outstanding balance of principal and interest due on the Revolving Note that evidences its borrowings under the Credit.

The officer signing this Request on behalf of the Borrower also personally certifies that he or she has read and is familiar with the terms of the Agreement and has no knowledge of an existing event of default or event which after the lapse of time or the delivery of notice would constitute an event of default under the Agreement.

                                                   PATTERSON ENERGY, INC.

                                                   By:
                                                      -------------------------
                                                   Its:
                                                       ------------------------